UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 16, 2007
AMERICAN EXPRESS ISSUANCE TRUST

(Issuing Entity in respect of the Notes)
American Express Receivables Financing Corporation V LLC
as Depositor of the
American Express Issuance Trust

(Exact name of registrant as specified in its charter)

Delaware	333-121895-02	20-2007139

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Vesey Street, New York, NY	10285

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 640-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a.12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Information concerning the American Express Issuance Trust (the “Trust”) is contained in the Monthly Servicer’s Certificate, dated as of April 10, 2007, for the Distribution Date occurring on April 16, 2007 and the preceding Due Period from February 24, 2007 to March 25, 2007, and is provided to the Bank of New York, as Indenture Trustee, under the Indenture, dated as of May 19, 2005 (the “Indenture”). Such Monthly Servicer’s Certificate is attached hereto as Exhibit 99 and is incorporated herein by reference. Information concerning interest distributions made on the Series 2005-1 Notes, occurring on April 16, 2007, is contained in the Monthly Statement provided to the holders of such Notes. Information concerning interest distributions made on the Series 2005-2 Notes, occurring on April 16, 2007, is contained in the Monthly Statement provided to the holders of such Notes. Such Monthly Statements are attached hereto as Exhibits 20.1 and 20.2, respectively, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 20.1	Monthly Statement relating to interest distributions on the 2005-1 Notes, occurring on April 16, 2007.

Exhibit 20.2	Monthly Statement relating to interest distributions on the 2005-2 Notes, occurring on April 16, 2007.

Exhibit 99	Monthly Servicer’s Certificate, dated as of April 10, 2007 for the Distribution Date occurring on April 16, 2007, and the preceding Due Period from February 24, 2007 to March 25, 2007, provided to the Bank of New York, as Indenture Trustee, under the Indenture for the American Express Issuance Trust.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
April 16, 2007

American Express Receivables Financing Corporation V LLC, as Depositor of the American Express Issuance Trust
By:	/s/ Maureen Ryan
	Name:	Maureen Ryan
	Title:	Vice President and Treasurer

EXHIBIT INDEX

Designation	Description

Exhibit 20.1	Monthly Statement relating to interest distributions on the 2005-1 Notes, occurring on April 16, 2007.

Exhibit 20.2	Monthly Statement relating to interest distributions on the 2005-2 Notes, occurring on April 16, 2007.

Exhibit 99	Monthly Servicer’s Certificate, dated as of April 10, 2007 for the Distribution Date occurring on April 16, 2007, and the preceding Due Period from February 24, 2007 to March 25, 2007, provided to the Bank of New York, as Indenture Trustee, under the Indenture for the American Express Issuance Trust.